As filed with the Securities and Exchange Commission on December 14, 2011
Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FORCE FUELS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	56-2284320
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

1503 South Coast Drive, Suite 206 Costa Mesa, California	92626
(Address of Principal Executive Offices)	(Zip Code)

2011 Stock Incentive Plan
(Full title of the plan)

Thomas C. Hemingway
1503 South Coast Drive, Suite 206
Costa Mesa, California 92626
(Name and address of agent for service)

(949) 783-6723
(Telephone number, including area code, of agent for service)

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, $0.001 par value, to be	3,000,000 shares	$0.04	$120,000	$13.93
issued pursuant to the 2011 Stock Incentive
Plan of Force Fuels, Inc.

(1)
The Registration Statement shall also cover any additional shares of common stock which become issuable under the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the last sale of the Registrant’s common stock on December 1, 2011, as reported in the over-the-counter market.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Force Fuels, Inc. (referred to herein as the “Registrant” or the “Company”) relating to 3,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), issuable to eligible employees, directors, consultants and advisors under the Force Fuels, Inc. 2011 Stock Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant is not filing with or including in this Form S-8 the information called for in Part I of Form S-8 (by incorporation, by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) the Securities Exchange Act of 1934:

1.	The Registrant’s Annual Report on Form 10-K, as amended for the fiscal year ended July 31, 2010.

2.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended July 31, 2010.

3.	All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since July 31, 2010.

4.
The description of the Registrant’s securities, which is contained in the Registrant’s Registration Statement on Form 10SB-12(g), under the caption “Description of Capital Stock”, Registration No. 000-49993, filed with the SEC on December 9, 2002, pursuant to the Securities Act of 1933, as amended.

5.	The Registrant’s latest prospectus filed March 10, 2010 pursuant to Rule 424(b), Registration No. 333-157061.

6.
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of the securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

All of the above documents will be considered a part of this Registration Statement from the respective dates of filing. A Current Report on Form 8-K furnished to the Commission will not be incorporated by reference into this Registration Statement. Any statement in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to be a part of this Registration Statement.

You may request a copy of the above filings at no cost by writing or telephoning us at the following address:  Thomas Hemingway; 1503 South Coast Drive, Suite 206 Costa Mesa, California, 92626; (949) 783-6723.

Item 4. Description of Securities.

Inapplicable.

Item 5. Interests of Named Experts and Counsel.

Certain legal matters with respect to the offering of the shares of Common Stock registered hereby have been passed upon by Spectrum Law Group, LLP, Counsel for the Registrant. Spectrum Law Group, LLP and certain affiliates of Spectrum Law Group, LLP may be issued shares of our common stock pursuant to this offering.

Item 6. Indemnification of Directors and Officers.

Article VIII of our Bylaws contains provisions which require that the Company indemnify its officers, directors, employees, and agents, in substantially the same language as Section 78.7502 of the Nevada Revised Statutes. The Company’s Articles of Incorporation currently do not contain any provisions relating to indemnification.

Nevada Statutes

Section 78.7502 of the NRS (“NRS 78.7502”) permits the Registrant to indemnify its directors and officers as follows:

1.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	Is not liable pursuant to Section 78.138 of the NRS (“NRS 78.138”)(1); or

(b)
Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	Is not liable pursuant to NRS 78.138; or

(b)	Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.
To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

In addition, Section 78.751 of the NRS permits the Registrant to indemnify its directors and officers as follows:

1.
Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	By the stockholders;

(b)	By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2.
The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3.	The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)
Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)	Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Item 7. Exemption from Registration Claimed.

Inapplicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1	2011 Stock Incentive Plan
5.1	Opinion of Spectrum Law Group, LLP, Re: Legality of shares
23.1	Consent of Spectrum law Group, LLP (filed as part of Exhibit 5.1)
23.2	Consent of Sadler, Gibbs & Associates, LLC

Item 9. Undertakings.

A. The undersigned registrant hereby undertakes to file during any period in which offers or sales of the securities are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed or any material change to such information set forth in the Registration Statement.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on the 14th day of December, 2011.

FORCE FUELS, INC.

BY: /s/ Thomas C. Hemingway

NAME: Thomas C. Hemingway
TITLE: Chie Executive Officer; President

POWER OF ATTORNEY

Each director and officer whose signature appears below constitutes and appoints Thomas C. Hemingway as such person’s true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for such person in name, place and stead, to sign in any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, in any and all capacities, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agents, and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Thomas C. Hemingway	Chief Executive Officer; President;	December 14, 2011
Thomas C. Hemingway	Chairman of the Board (Principal Executive Officer)

/s/ Charles B. Mathews	Chief Financial Officer	December 14, 2011
Charles B. Mathews	(Principal Accounting Officer)

/s/ Donald Hejmanowski	Secretary; Treasurer;	December 14, 2011
Donald Hejmanowski	Director